Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A common stock (including shares of Class B common stock convertible into shares of Class A common stock) of U.S. Xpress Enterprises, Inc. and that this Joint Filing Agreement be included as an Exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement this 17th day of September 2019.

LISA M. PATE
/s/ Lisa M. Pate
Name: Lisa M. Pate (individually)

ANNA MARIE QUINN 2012 IRREVOCABLE TRUST FBO LISA M. PATE

By:	/s/ Lisa M. Pate
Name: Lisa M. Pate
Title: Trustee

QUINN FAMILY PARTNERS, L.P.

By:	/s/ Lisa M. Pate
Name: Lisa M. Pate
Title: Managing General Partner

MAX L. FULLER

/s/ Max L. Fuller
Name: Max L. Fuller (individually)

JANICE FULLER

/s/ Janice Fuller
Name: Janice Fuller (individually)

[Signature Page to Joint Filing Agreement]

FULLER FAMILY ENTERPRISES, LLC

By:	/s/ Max L. Fuller
Name: Max L. Fuller
Title: Member

FSBSPE 1, LLC

By:	/s/ Max L. Fuller
Name: Max L. Fuller
Title: Manager

FSBSPE 2, LLC

By:	/s/ Max L. Fuller
Name: Max L. Fuller
Title: Manager

FSBSPE 3, LLC

By:	/s/ Max L. Fuller
Name: Max L. Fuller
Title: Manager

WILLIAM E. FULLER

/s/ William E. Fuller
Name: William E. Fuller (individually)

MAX L. FULLER 2008 IRREVOCABLE TRUST FBO WILLIAM E. FULLER

By:	/s/ William E. Fuller
Name: William E. Fuller
Title: Trustee

[Signature Page to Joint Filing Agreement]

MAX FULLER FAMILY LIMITED PARTNERSHIP

By:	/s/ William E. Fuller
Name: William E. Fuller
Title: Managing General Partner

[Signature Page to Joint Filing Agreement]

Back to Schedule 13D/A